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                                                                    EXHIBIT 99.2

                                State of Alabama
                       Judicial Department - Circuit Court
                  Forty-First Judicial Circuit - Blount County

                          CIVIL ACTION NO. CV - 00- 268

M. LEWIS BENSON, ET AL.
                                                                      Plaintiffs

                                    vs.

COMMUNITY BANCSHARES, INC., ET AL.
                                                                      Defendants

                                       AND

                           CIVIL ACTION NO. CV-03-319

JOHN M. PACKARD, JR., ET AL.
                                                                      Plaintiffs

vs.

SHEFFIELD ELECTRICAL CONTRACTORS, INC., ET AL.

                                                                      Defendants

           ORDER SETTING A HEARING ON A PROPOSED SETTLEMENT AGREEMENT

      The Court has been informed that an agreement amongst the principally affected parties to this litigation, -- viz., Community Bank, Community Bancshares, Inc., some past and present individually named directors and officers of those two entities (with the exception of the defendant Kennon R. Patterson, Sr.), and the derivative plaintiffs (Dr. and Mrs. Benson, Dr. Packard, and Dr. Mann) -- has been reached. At the request of those parties, therefore, and upon good cause shown to the Court,

      IT IS ORDERED BY THE COURT AS FOLLOWS:

      1) SUBSTITUTION OF THE NEW AGREEMENT. The Settlement Agreement dated 22nd December 2004 between and among Community Bank, Community Bancshares, Inc., the officers and directors of those entities named in the Complaint (other than Kennon R. Patterson, Sr.), and the derivative plaintiffs (a copy of which Settlement Agreement is hereto attached) is substituted

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for any agreement of settlement previously proposed to the Court for approval and shall, for all purposes, be considered by the Court as superseding all former proposed agreements.

      2) DATE AND HOUR FOR CONSIDERATION OF THE NEW AGREEMENT. The Court will hear objections, if any, to the attached Settlement Agreement and to the application of counsel for the derivative plaintiffs for an award of fees and expenses and also will consider the fairness of the agreement to all affected parties on the 31st day of January, 2005, at 1:00 p.m.

      3) APPLICATION OF ATTORNEYS' FEES AND EXPENSES. The payment of attorneys' fees and expenses to Plaintiffs' counsel will be considered as part of the overall fairness of the settlement at the scheduled hearing.

      4) NOTICE TO SHAREHOLDERS AND OBJECTIONS. Within seven (7) days from the date of this order, Community Bancshares, Inc., will despatch to all of its shareholders of record as of this date a copy of this order together with a copy of the proposed settlement agreement hereto attached.

      5) SHAREHOLDER OBJECTIONS. Any shareholder or other affected party to these lawsuits who wishes to object to the proposed settlement shall, not later than the close of business at the office of the Clerk of this Circuit seven (7) days before the date set for the consideration by the Court of the settlement proposal in p. 2, above: a) file with the Clerk of this Court and b) serve upon all counsel of record such objection, if any, as he may have to the settlement or to the specific terms thereof. No objection not filed and served in conformity with this Order will be considered by the Court at the hearing set hereby.

      6) PROCEDURE AT THE HEARING. The hearing will take up, first, any objections to the settlement made by shareholders or other affected parties to these lawsuits; and, second, the fairness of the settlement, including attorneys' fees and expenses to be awarded to Plaintiffs' counsel.

Done this the 22nd day of December, 2004.

                                        /s/ Robert E. Austin
                                        ---------------------------
                                        Robert E. Austin
                                        Circuit Judge

Requested and approved as to form:

/s/ James D. Pruett     /s/ Henry E. Simpson              /s/ Carl S. Burkhalter
-------------------     --------------------              ----------------------
JAMES D. PRUETT         HENRY E. SIMPSON                  CARL S. BURKHALTER
Community Bank          Officer and Director Defendants   Derivative Plaintiffs
Community Bancshares,   (Excepting Kennon R. Patterson,
Inc.,                   Sr.)

/s/ P. Scott Arnston
--------------------
P. SCOTT ARNSTON
Larry Bishop